SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                             SECURITIES ACT OF 1934
        Date of Report (Date of earliest event reported): April 12, 2002

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                  33-24536-A                           84-1107140
             (Commission File No.)          (IRS Employer Identification No.)

                     15303 North Dallas Parkway, Suite 1150

                              Addison, Texas 75001
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (972) 458-3900

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

EXHIBIT NUMBER                                          EXHIBIT
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100 Copy of press release regarding resolutions adopted at the shareholder meeting held Friday, April 5, 2002 in Dallas, Texas.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    GREYSTONE DIGITAL TECHNOLOGY, INC.
Dated: April 12, 2002               By: /s/ JON M. REYNOLDS

                                          Jon M. Reynolds, Chairman of the Board

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EXHIBITS TABLE

EXHIBIT 100

FOR IMMEDIATE USE

   GreyStone Shareholders Approve Resolution to Spin-off and Sell Wholly Owned
                                   Subsidiary

         ADDISON, TEXAS - April 11, 2002 - Shareholders of GreyStone Digital Technology, Inc. (OTC Bulletin Board: GSTN) holding not less than a two-thirds majority of the voting power of the common stock of Greystone Digital Technology, Inc. at a meeting of shareholders held on Friday, April 5, 2002 called and previously announced on March 26, 2002 in accordance with GreyStone's bylaws, adopted resolutions to ratify, confirm and approve (a) the method that the Company will use to merge with Provo, a private Mexican corporation that distributes Ladatel phone calling cards in Mexico; (b) the spin-off and sale of GreyStone's wholly owned subsidiary, GreyStone Technology, Inc., as soon as possible, on terms that will satisfy, at a minimum, authentic liabilities and obligations of that subsidiary and the Company; and (c) the actions and steps necessary to collect on any and all claims and obligations that the Company may assert.

         Under the method of merger approved the GreyStone shareholders will receive one common share of Provo for each common share that they own of GreyStone Digital Technology, Inc. as of record at the close of business on Friday April 5, 2002.

         Shareholders should contact Mr. Jack Kirschling at 972-458-3900 with questions concerning this information.

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